Exhibit 99.1
TO VOTE BY MAIL, PLEASE DETACH PROXY CARD HERE

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
FREEPORT-McMoRan COPPER & GOLD INC.
SPECIAL MEETING OF STOCKHOLDERS TO BE HELD ON MARCH 14, 2007

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The undersigned hereby appoints James R. Moffett, Richard C. Adkerson and Kathleen L. Quirk, each or any of them, as proxies, with full power of substitution, to vote the shares of the undersigned in Freeport-McMoRan Copper & Gold Inc. at the Special Meeting of Shareholders to be held at Hotel du Pont, 11th and Market Streets, Wilmington, Delaware on March 14, 2007, at 11:00 a.m., Eastern Standard Time, and at any adjournment thereof, on all matters coming before the meeting. The proxies will vote (1) as you specify on the back of this card, (2) as the Board of Directors recommends where you do not specify your vote on a matter listed on the back of this card, and (3) as the proxies decide on any other matter.
If you wish to vote on all matters as the Board of Directors recommends, please sign, date and return this card. If you wish to vote on items individually, please also mark the appropriate boxes on the back of this card.

(Important — To be signed and dated on reverse side)

Exhibit 99.1
FREEPORT-McMoRan COPPER & GOLD INC. OFFERS STOCKHOLDERS OF RECORD
THREE WAYS TO VOTE YOUR PROXY
Your telephone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you had returned your proxy card. We encourage you to use these cost effective and convenient ways of voting, 24 hours a day, 7 days a week.

TELEPHONE VOTING	INTERNET VOTING	VOTING BY MAIL
This method of voting is available for residents of the U.S. and Canada. On a touch tone telephone, call TOLL FREE 1-800-732-4052, 24 hours a day, 7 days a week. Have this proxy card ready, then follow the prerecorded instructions. Your vote will be confirmed and cast as you have directed. Available 24 hours a day, 7 days a week until 11:59 p.m. Eastern Standard Time on March 13, 2007.

Visit the Internet voting Web site at http://proxy.georgeson.com. Have this proxy card ready and follow the instructions on your screen. You will incur only your usual Internet charges. Available 24 hours a day, 7 days a week until 11:59 p.m. Eastern Standard Time on March 13, 2007.

Simply sign and date your proxy card and return it in the postage-paid envelope to Freeport-McMoRan Copper & Gold Inc. P.O. Box 17149 Wilmington, Delaware 19885-9808. If you are voting by telephone or the Internet, please do not mail your proxy card.

▼   DETACH BELOW AND RETURN USING THE ENVELOPE PROVIDED ONLY IF YOU ARE VOTING BY MAIL   ▼

☒	Please mark votes as in this example.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITEMS 1, 2 AND 3.

Proposal 1:	Approval of the proposed amendment to the Freeport-McMoRan Copper & Gold Inc. (“Freeport-McMoRan”) certificate of incorporation to increase the authorized number of shares of Freeport-McMoRan capital stock to 750,000,000, increase the authorized number of shares of Class B common stock to 700,000,000, rename the Class B common stock as common stock and delete the provisions governing and references to the previously designated classes and series of Freeport-McMoRan preferred stock of which no shares are outstanding (other than the Series A Participating Cumulative Preferred Stock and 5 1/2% Convertible Perpetual Preferred Stock).	FOR ☐	AGAINST ☐	ABSTAIN ☐

Proposal 2:	Approval of the proposed issuance of shares of Freeport-McMoRan common stock in connection with the transaction contemplated by the Agreement and Plan of Merger, dated as of November 18, 2006, among Freeport-McMoRan, Phelps Dodge Corporation and Panther Acquisition Corporation, a direct and wholly owned subsidiary of Freeport-McMoRan, as amended.	FOR ☐	AGAINST ☐	ABSTAIN ☐

Proposal 3:	Approval of the adjournment of the special meeting, if necessary, to permit solicitation of additional proxies in favor of each of Proposal 1 and Proposal 2.	FOR ☐	AGAINST ☐	ABSTAIN ☐

Date , 2007

Signature

Signature

(Note: This Proxy should be marked, dated and signed by the stockholder exactly as his/her name is printed at the left and returned promptly in the enclosed envelope. A person signing as an executor, administrator, trustee or guardian should so indicate and specify his/her title. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person. If shares are held by joint tenants or community property, all joint owners should sign.)